[Form of Notes for Initial $375,000]

SECURED PROMISSORY NOTE

$_______.00	Eatontown, NJ

March __, 2008

FOR VALUE RECEIVED, QMED, INC., a Delaware corporation (the “Borrower”), hereby unconditionally promises to pay to ________ (the “Lender”), the principal sum of (a) ____ HUNDRED _______ THOUSAND DOLLARS ($___,000.00) (the “Loan” or the “Principal Amount”), together with interest on the unpaid balance thereof at the rate or rates hereinafter set forth, on the earlier of the following dates (such earlier date, the “Maturity Date”): (x) March __, 2010, (y) the closing of any Stock Sale Transaction or Asset Sale Transaction (as such terms are defined in that certain Securities Purchase Agreement dated as of even date herewith (the “Purchase Agreement”), among Borrower, Lender, and ______), or (z) any date from and after November 1, 2008, designated by Lender in a notice to Borrower, which date shall be not less than 10 days after receipt of such notice by Borrower. Interest shall accrue on the unpaid balance of the Principal Amount at the rate of EIGHTEEN PERCENT (18.00%) per annum, from and after the date hereof, and shall be payable in arrears on the Maturity Date. Interest shall be computed on the basis of a year of 365 days and actual days elapsed. Accrued but unpaid interest shall be paid together with the payment of any portion of the principal amount hereof.

1.         Any principal of or interest on this Note which is not paid when due shall continue to bear interest from the date of default to the date of actual payment, after as well as before judgment, at a rate equal to the rate specified above.

2.         The Lender and the Borrower intend this Note to comply in all respects with all provisions of law and not to violate, in any way, any legal limitations on interest charges. Accordingly, if, for any reason, the Borrower is required to pay, or has paid, interest at a rate in excess of the highest rate of interest which may be charged by the Lender or which the Borrower may legally contract to pay under applicable law (the “Maximum Rate”), then the Interest Rate shall be deemed to be reduced, automatically and immediately, to the Maximum Rate, and interest payable hereunder shall be computed and paid at the Maximum Rate and the portion of all prior payments of interest in excess of the Maximum Rate shall be deemed to have been payments in reduction of the outstanding principal of this Demand Note and applied as partial prepayments.

3.         The Borrower may at any time prepay the accrued but unpaid interest and/or the Principal Amount, in whole or in part, without premium or penalty.

4.         As security for payment of this Note, the Borrower has entered into a security agreement of even date herewith in favor of the Lender, ________ and _____ (the “Security Agreement”), as well as a Copyright Security Agreement, a Trademark Security Agreement and a Patent Security Agreement, each of even date herewith, with Michael Cox as Collateral Agent for the secured parties under the Security Agreement.

5.         All payments hereunder shall be made without setoff or counterclaim in immediately available U.S. dollars at such place as the Lender may reasonably notify in writing. Any payment which is otherwise payable hereunder other than on a business day shall be payable on

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the next business day, and interest shall continue to accrue on any principal payment so extended. As used herein, “business day” shall mean any day other than a day on which banks in New York are authorized or required by law to remain closed.

6.         All payments made by the Borrower hereunder, shall be applied first to late charges, fees, costs, expenses and all other amounts due the Lender, if any, under this Note or otherwise (including legal fees and expenses incurred in enforcing its rights), other than principal and interest, then to interest at the rate of interest then in effect, and the balance to the principal balance due under this Note.

7.         Without limiting the right of the Lender to demand payment at any time after the Maturity Date, any of the following events shall constitute an “Event of Default”:

(i)        The Borrower shall fail to pay any amount payable hereunder when due;

(ii)       An “Event of Default” under the Security Agreement shall have occurred and be continuing;

(iii)      Any bankruptcy, dissolution, reorganization or similar proceedings shall be instituted by or against the Borrower, and not dismissed within thirty (30) days thereafter;

(iv)      A warrant of execution or similar process shall be issued against a substantial part of the assets of the Borrower, and such process shall not be dismissed or extinguished within thirty (30) days; or

(v)       Any failure of the Borrower to notify the Lender within five (5) days of the occurrence of an event enumerated in clause (iii) or (iv) above.

Upon the occurrence of an Event of Default, the Lender may by written notice to the Borrower declare the aggregate unpaid Principal Amount, together with interest thereon and all other amounts payable under this Note, to be immediately due and payable, whereupon such amounts shall become immediately due and payable, without presentment, demand, protest, notice of dishonor, notice of acceleration or other notice of any kind, all of which the Borrower expressly waives.

8.         The Borrower hereby expressly waives presentment for payment, demand for payment, notice of dishonor, protest, notice of protest, notice of non-payment, and all lack of diligence or delays in collection or enforcement of this Note.

9.         All reasonable costs and out-of-pocket expenses, including without limitation the reasonable fees and expenses of legal counsel incurred by the Lender in enforcing this Note following the occurrence and during the continuance of an Event of Default shall be paid by the Borrower.

10.       THIS NOTE SHALL BE GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND ANY ACTION OR PROCEEDING ARISING HEREUNDER SHALL BE LITIGATED IN A FEDERAL OR STATE COURT LOCATED IN THE CITY, COUNTY AND STATE OF NEW YORK, TO THE JURISDICTION OF WHICH COURT THE PARTIES HEREBY SUBMIT. THE

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BORROWER HEREBY WAIVES ITS RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING HEREUNDER.

11.       No failure on the part of the Lender to exercise, and no delay in exercising, any right, power or remedy under this Note shall operate as a waiver thereof, nor shall a single or partial exercise of any such power, right or remedy preclude any other or further exercise thereof or the exercise of any other power, right or remedy under this Note. No amendment, modification, termination or waiver of any provision of this Note nor consent to any departure therefrom shall in any event be effective unless the same shall be in writing and signed by the Lender and then such waiver or consent shall be effective only in the specific instance and for the specific purposed for which given. This Note shall neither be assignable nor negotiable.

IN WITNESS WHEREOF, the undersigned has executed this Note as of the date first above written.

QMED, INC.

By: ________________________

Name: Jane A. Murray

Title: Chief Executive Officer

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